CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-00618, 33-83054 and 333-27177) and Form S-3 (File Nos. 33-90032, 33-89000, 333-40, 333-13651, 333-30093,
333-41999 and 333-68359).


/s/ Arthur Andersen LLP

Atlanta,  Georgia
March 29, 1999